SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

DGSE COMPANIES, INC.

AND

NTR METALS, LLC

DATED AS OF SEPTEMBER 12, 2011

EXHIBITS

Exhibit A	Registration Rights Agreement

SCHEDULES

Schedule 2.1	Wire Transfer Instructions
Schedule 4.1.4(a)	Capitalization

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 12, 2011 (the “Effective Date”), is entered into by and between DGSE COMPANIES, INC., a Nevada corporation (the “Company”), and NTR METALS, LLC, a Texas limited liability company (the “Purchaser”).

WITNESSETH

WHEREAS, the Company wishes to sell and issue 400,000 shares  (the “Securities”) of the common stock of the Company, par value $0.01 per share (the “Common Stock”), for an aggregate sales price of two million dollars (US$2,000,000), or five dollars ($5.00) per share (the “Purchase Price”), to Purchaser; and

WHEREAS, Purchaser wishes to purchase the Securities from the Company for the Purchase Price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

Section 1.1             Purchase and Sale. Upon the terms herein, and in reliance upon the representations, warranties and covenants set forth herein, Purchaser hereby purchases from the Company, and the Company hereby sells and issues to Purchaser, the Securities.

Section 1.2             Consideration. The total consideration for the Securities shall be the Purchase Price.

ARTICLE 2

PAYMENT OF PURCHASE PRICE

Section 2.1             Payment of Purchase Price. The Purchase Price to be paid by Purchaser to the Company shall be paid contemporaneously with the execution of this Agreement (the “Closing”) by wire transfer of immediately-available funds to an account specified by the Company, as set forth on Schedule 2.1.

ARTICLE 3

CLOSING DELIVERIES

Section 3.1          Delivery by the Company.  Prior to or contemporaneously with the Closing, the Company shall cause to be delivered to Purchaser the following documents and instruments:

3.1.1           A certificate or certificates representing and evidencing the Securities, duly executed by authorized representatives of the Company, or, if delivered in electronic form, evidence that the Company has instructed its transfer agent to issue the Securities to Purchaser;

3.1.2           A certified resolution of the Company’s Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

3.1.3           A copy of that certain Registration Rights Agreement, dated as of September 12, 2011, by and between the Company and the Purchaser (the “Registration Rights Agreement”), in form attached hereto as Exhibit A, executed on behalf of the Company, providing for incidental registration rights for the offer and sale of the Securities pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.2          Delivery by Purchaser.  Prior to or contemporaneously with the Closing, Purchaser shall cause to be delivered to the Company the following documents and instruments:

3.2.1           A certified resolution of Purchaser’s Board of Managers authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

3.2.2           A copy of the Registration Rights Agreement, executed on behalf of Purchaser; and

3.2.3           The Purchase Price.

Section 3.3          Closing Costs.  Each party shall pay its respective closing costs, if any, associated with the purchase and sale of the Securities.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 4.1         Representations and Warranties of the Company.  The Company makes the following representations and warranties to Purchaser, which representations and warranties shall be true and correct as of the date hereof.

4.1.1           Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to carry on its business as presently conducted.  The Company has all necessary corporate power to enter into this Agreement and the other transaction documents required hereunder (the “Transaction Documents”) to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.1.2           Authorization.  The execution, delivery and performance of this Agreement and the other Transaction  Documents to which the Company is a party by the Company has been duly authorized and approved by the Company’s Board of Directors, and no other proceedings on the part of the Company are necessary to authorize this Agreement or the other Transaction  Documents to which the Company is a party or to consummate the transaction contemplated hereby or thereby.  This Agreement and the other Transaction  Documents to which the Company is a party have been duly and validly executed and delivered by the Company.  This Agreement and the other Transaction  Documents towhich the Company is a party constitute a valid and binding obligation enforceable in accordance with their respective terms.

4.1.3           Non-Contravention.  Neither the execution and delivery of this Agreement or the other Transaction  Documents to which the Company is a party, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any provision of the Company’s Certificate of Incorporation or bylaws or any amendments thereto, (b) violate any applicable constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction (collectively, “Law”), except for, in all cases, such violations that would not prohibit or materially impair the Company’s ability to perform its obligations under this Agreement or the other Transaction  Documents to which the Company is a party, or (c) result in any material breach of, or constitute a material default under or give to others any material rights of termination, amendment, acceleration, modification or cancellation of any material contract to which the Company is a party or to which any of its assets or properties is subject, except in any such case for any violations, conflicts, breaches, defaults or other matters that would not prohibit or materially impair the Company’s ability to perform its obligations under this Agreement or the other Transaction  Documents to which the Company is a party.

4.1.4           Capitalization.

    (a)           The authorized capital stock of the Company consists of 10,000,000 shares of the Company Common Stock.  As of the close of business on August  31, 2011, (i) 10,425,633 shares of the Company Common Stock were outstanding, (ii) an aggregate of 1,498,134 shares of Company Common Stock were issuable upon exercise of then outstanding stock options (whether or not exercisable as of such date), (iii) and there were no outstanding warrants to purchase shares of the Company Common Stock..  All of the issued and outstanding capital stock of the Company has been duly-authorized, is validly-issued, fully-paid, and non-assessable.  The Company’s capital stock is not subject to, nor was it issued in violation of, any preemptive rights or rights of first refusal.  Other than as disclosed in any registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished with the Securities Exchange Commission (the “SEC”) by the Company (the “Company SEC Documents”), except as set forth above, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments providing for the issuance, disposition, or acquisition of any of the Company’s capital stock (other than this Agreement).  Other than as disclosed in the Company SEC Documents, except as set forth on Schedule 4.1.4(a), there are no outstanding or authorized equity appreciation, phantom equity, or similar rights with respect to the Company.  Other than as disclosed in the Company SEC Documents, except as set forth on Schedule 4.1.4(a), there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the Company’s capital stock.  Other than as disclosed in the Company SEC Documents, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Company’s capital stock.

    (b)           The Securities have been duly-authorized and, when issued and delivered in accordance with the terms of this Agreement will have been validly-issued and will be fully-paid and non-assessable and the issuance thereof is not subject to any preemptive rights or rights of first refusal.

4.1.5           SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all Company SEC Documents since January 1, 2009 (the “Current Company SEC Documents”).  As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Current Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder applicable to such Current Company SEC Documents.  Other than as described in the Current Company SEC Documents, none of the Current Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Other than as described in the Current Company SEC Documents, each of the consolidated financial statements of the Company (including, in each case, any notes thereto) included in the Current Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).  As of the date of this Agreement, neither the Company nor any of its subsidiaries has any pending or unresolved comments from the SEC or any other governmental entity with respect to any of the Current Company SEC Documents.

4.1.6           Third-Party Consents.  The execution, delivery and performance of this Agreement and the other Transaction  Documents to which the Company is a party do not and will not require any material consent, approval, authorization or other action by, or filing with or notification to, any third party or governmental entity by the Company, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction  Documents to which the Company is a party.

4.1.7           Governmental Authorization.  The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental entity in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction  Documents to which the Company is a party.

4.1.8           Litigation.  The Company has not received written notice from any governmental entity that consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which the Company is a party would constitute a violation of any Laws.  There is no material order or claim pending or to the knowledge of the Company, threatened, against or affecting the Company that individually or when aggregated with one or more other claims would prohibit or materially impair the Company’s ability to perform its obligations under this Agreement or the other Transaction Documents to which the Company is a party.  Other than as disclosed in the Company SEC Documents, there is no material matter as to which the Company has received any notice, claim or assertion, or to the knowledge of the Company, which otherwise has been threatened or initiated, against or affecting the Company.

4.1.9           Brokers.  No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF
 PURCHASER

Section 5.1          Representations and Warranties of Purchaser.  Purchaser acknowledges that it is purchasing the Securities without being furnished any offering literature or prospectus.  Purchaser acknowledges that it has been furnished, or had made available to it via EDGAR, (i) the most recent Annual Report on Form 10-K of the Company, (ii) all subsequently-filed Quarterly Reports on Form 10-Q of the Company, and (iii) all subsequently-filed Current Reports on Form 8-K of the Company (collectively, the “Company Reports”) as filed with the SEC.  Purchaser acknowledges that Purchaser has had sufficient time to review the Company Reports, and further acknowledges that Purchaser has not been furnished, and may not rely on, any other information other than information or disclosure contained within the Company SEC Documents concerning the Company in connection with Purchaser’s decision to purchase the Securities. Purchaser acknowledges that it has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities and to obtain any additional information that the Company possesses, or could acquire without unreasonable effort or expense, necessary to verify the accuracy of such information.  Purchaser further represents and warrants that:

5.1.1           Organization; Authorization.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, with full power and authority to enter into this Agreement and the Transaction Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Purchaser of this Agreement and the Transaction Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.  When each other Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser, such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against Purchaser in accordance with the terms of such transaction document.

5.1.2           Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of Purchaser’s Limited Liability Company Operating Agreement or any amendments thereto or (ii) violate any Law of any government entity to which Purchaser is subject.

5.1.3           Accredited Investor Status.  Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

5.1.4           Investment Purpose.  Purchaser is acquiring the Securities for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof.  Purchaser acknowledges that the offer and sale of the Securities has not been registered under the Securities Act, and that the Securities may not be offered, sold, transferred, hypothecated, mortgaged, pledged, assigned or otherwise disposed of except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and subject to applicable state securities laws and regulations.

5.1.5           Knowledge.  Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

5.1.6           Access to Information.  Before executing this Agreement, the Purchaser has had access to all information regarding the financial condition and business of the Company that it has requested, and it has had sufficient opportunity to ask questions of, and has received answers (to the extent available without unreasonable effort) from, the Company’s management.

5.1.7           No Representations.  There have been no representations, guaranties, or warranties made to the Purchaser by the Company, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the approximate length of time that the Purchaser will be required to remain an owner of the Securities; (ii) the percentage of profit and/or amount of or type of consideration, profit, or loss (including, without limitation, tax benefits) to be realized, if any, as a result of investment in the Securities; and (iii) the possibility that the past performance or experience on the part of any officer or director of the Company, or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Securities.

5.1.8           No Recommendation or Endorsement.  Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

5.1.9           Economic Risk.  Purchaser can bear the economic risk of losing its entire investment.

5.1.10         No Obligation to Register.  Purchaser understands that other than pursuant to the Registration Rights Agreement, the Company is under no obligation to register the resale of any of the Securities in the future.

5.1.11         Restricted Securities.  Purchaser understands that (i) the Securities (when issued) are restricted securities within the meaning of Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the offer and sale of the Securities has not been registered under the Securities Act or any applicable state laws, and (iii) the exemption from registration under Rule 144 will not be available unless the terms and conditions of Rule 144 have been complied with.

5.1.12         No Transfer.  Purchaser will not transfer or offer to transfer its Securities, (when issued) until it notifies the Company of his intention to do so and until it has been notified by the Company that either (i) in the opinion of counsel satisfactory to the Company, the Securities may be transferred or offered for transfer free of restrictive legend, or (ii) an appropriate registration statement with respect to the Securities has been filed by the Company with the SEC and any applicable state securities authority and declared effective by the SEC and any such authorities.

5.1.13         Restrictive Legend.  Purchaser understands that the representatives of the Company will make notations in the appropriate records of the Company of the restrictions on the transferability of the Securities and may stamp or affix to any document or instrument representing the Securities an appropriate legend stating, in effect, that the resale of the Securities has not been registered under the Securities Act and that transfers thereof are prohibited unless (among other things) such transfers comply with the Securities Act and applicable state securities laws or unless an opinion of counsel satisfactory to the Company is furnished by the Purchaser to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available or is not required.

5.1.14         Brokers.  No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Purchaser who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

5.1.15         Legal Proceedings.  There are no actions, suits or proceedings of any nature pending or, to the knowledge of Purchaser, threatened against or by Purchaser, any affiliate of Purchaser, any of their properties or any of their managers, officers or directors (in their capacities as such) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  To the knowledge of Purchaser, no event has occurred or circumstances exist that may give rise to or serve as a basis for any such action, suit or proceeding.

5.1.16         Full Disclosure.  No representation or warranty by Purchaser in this Agreement, any of the Transaction Documents to which Purchaser is a party, or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

5.1.17         Disclosure of Certain Information.  Purchaser understands and acknowledges that the Company may be required to disclose to the SEC this Agreement and information relating to this Agreement, and hereby agrees that the Company, in its discretion, may disclose this Agreement and such information to the SEC at such time and in such manner as the Company deems reasonable or necessary.

ARTICLE 6

COVENANTS

Section 6.1          General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the non-requesting party is obligated to do so at their sole cost and expense pursuant to the terms and conditions of this Agreement).

Section 6.2          Reasonable Efforts; Consents.  Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

Section 6.3          Exchange Listing.  The Company will use its commercially reasonable efforts to list the Securities on the NYSE Amex Equities stock exchange (the “NYSE Amex Exchange”) such that, upon (i) the expiration of the holding period set forth in Rule 144 of the Securities Act applicable to the Securities or (ii) an effective resale registration statement in compliance with the requirements of the Securities Act, the Securities may be traded on the NYSE Amex Exchange.

ARTICLE 7

INDEMNIFICATION

Section 7.1          Representations and Warranties.  The representations and warranties of the Company and Purchaser will survive indefinitely notwithstanding any applicable statute of limitations (the “Survival Period”); additionally, any obligations under Section 7.2 will not terminate with respect to any losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs, and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), whether or not involving a Third-Party Claim (at that term is defined herein) (each, a “Loss,” and collectively, “Losses”) as to which the person to be indemnified will have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser in accordance with Section 7.3 before the termination of the applicable Survival Period.

Section 7.2          Indemnification.

7.2.1           From and after the execution of this Agreement, but subject to the remaining provisions of this Article 7, Purchaser  will indemnify and hold the Company and its affiliates and directors, managers, officers, employees, equity holders, members, partners, agents, attorneys, representatives, successors, and permitted assigns (collectively, the “Company Indemnified Parties”) harmless from and against, and pay to the applicable Company Indemnified Parties the amount of, any and all Losses based upon, attributable to, or resulting from:

    (a)           Any inaccuracy of the representations or warranties made by Purchaser in this Agreement as of the date of this Agreement, except to the extent that any such representation or warranty relates to a specific date, in which case the failure of such representation or warranty to be true and correct as of such date; and

    (b)           Any breach of any covenant or other agreement on the part of Purchaser under this Agreement.

Section 7.3          Indemnification Procedures.

7.3.1           A claim for indemnification for any matter not involving a Third-Party Claim (as that term is defined herein) may be asserted by prompt written notice to the party from whom indemnification is sought.

7.3.2           In the event that any judicial, administrative, or arbitral action, suit, mediation, investigation, inquiry, proceeding, or claim (including any counterclaim) by or before any governmental body is instituted or that any claim or demand is asserted by any third party in respect of which indemnification may be sought under Section 7.2 (a “Third-Party Claim”), the indemnified party will promptly cause written notice of the assertion of any Third-Party Claim of which it has knowledge that is covered by this indemnity to be forwarded to the indemnifying party.  The failure of the indemnified party to give reasonably prompt written notice of any Third-Party Claim will not release, waive, or otherwise affect the indemnifying party’s obligations with respect thereto, except to the extent that the indemnifying party can demonstrate that it has been prejudiced as a result of such failure. Subject to the provisions of this Section 7.3:

   (a)           The indemnifying party may elect by written notice to the indemnified party to assume and control, at its sole expense, the defense of any such Third-Party Claim, and the indemnifying party will have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle, or otherwise deal with any Third-Party Claim that relates to any Losses indemnified against under this Article 7; provided that the indemnifying party will have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided under this Article 7;

   (b)           if the indemnifying party elects to defend against, negotiate, settle, or otherwise deal with any Third-Party Claim that relates to any Losses indemnified against by them under this Article 7, it will reasonably promptly notify the indemnified party of its intent to do so; provided, however, that the indemnifying party must conduct its defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard;

   (c)           if the indemnifying party elects not to defend against, negotiate, settle, or otherwise deal with any Third-Party Claim that relates to any Losses indemnified against by it under this Article 7, failure to notify the indemnified party of its election as provided in Section 7.3.2(b), or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle, or otherwise deal with such Third-Party Claim;

   (d)           if the indemnifying party will assume the defense of any Third-Party Claim, the indemnified party may participate, at its own expense, in the defense of such Third-Party Claim; provided, however, that such indemnified party will be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (1) so requested by the indemnifying party to participate or (2) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable.

7.3.3           The indemnified party and the indemnifying party shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including, to the extent permitted by Law, by providing access to each other's relevant business records and other documents and employees, subject to customary covenants of confidentiality. The indemnified party and the indemnifying party shall use their reasonable best efforts to avoid production of confidential or competitively sensitive information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

7.3.4           Notwithstanding anything in this Section 7.3 to the contrary, neither the indemnifying party nor the indemnified party may, without the written consent of the other party, settle or compromise any Third-Party Claim or permit a default or consent to entry of any judgment unless (i) the claimant (or claimants) and such party provide to such other party an unqualified release from all liability in respect of the Third-Party Claim, and (ii) the terms of settlement or compromise of such Third-Party Claim provide that the indemnified party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the indemnified party (including any admission of culpability). If the indemnifying party makes any payment on any Third-Party Claim, the indemnifying party will be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third-Party Claim.

7.3.5           With respect to a Third-Party Claim under this Section 7.3, after (i) any final decision, judgment or award will have been rendered by a governmental body of competent jurisdiction and the expiration of the time in which to appeal therefrom, (ii) a settlement will have been consummated, or (iii) the indemnified party and the indemnifying party will have arrived at a mutually binding agreement, the indemnified party will forward to the indemnifying party notice of any sums due and owing by the indemnifying party in accordance with this Agreement with respect to such matter and the indemnifying party will pay all of such remaining sums so due and owing to the indemnified party in accordance with this Article 7.

Section 7.4          Exclusive Remedy.  The parties acknowledge and agree that the foregoing indemnification provisions in this Article 7 shall be the sole and exclusive remedy with respect to a breach of the representations, warranties and covenants contained in this Agreement, except in the case of fraud; provided, however, this Article 7 shall not prohibit equitable remedies, including, without limitation, specific performance or injunctive relief.

ARTICLE 8

 MISCELLANEOUS

Section 8.1          Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and (i) hand delivered, or (ii) sent by certified mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. All notices hand delivered shall be deemed received on the date of delivery. All notices forwarded by mail shall be deemed received on a date three (3) days immediately following date of deposit in the U.S. Mail; provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

If to the Company:	DGSE Companies, Inc.
11311 Reeder Road
Dallas, Texas 75229-3408
Attn: Dr. L. S. Smith

With a copy (which shall not constitute notice) to:	K&L Gates LLP
1717 Main St., Suite 2800
Dallas, Texas 75201
Attn: I. Bobby Majumder, Esq.

If to Purchaser:	NTR Metals, LLC
10720 Composite Drive
Dallas, Texas 75220-1208
Attn: Carl D. Gum, III, General Counsel

With a copy (which shall not constitute notice) to:	Jones Day
2727 N. Harwood Street
Dallas, Texas 75201
Attn: Emil Bova, Esq.

The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice.  Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect.  No notice to either Purchaser or the Company shall be deemed given or received unless the entity noted “With a copy to” is simultaneously delivered notice in the same manner as any notice given to another party.

Section 8.2          Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

Section 8.3          Amendments; No Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Purchaser or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4          Entire Agreement/No Third Party Beneficiaries.  All prior negotiations and agreements between the parties hereto relating to the subject matter hereof are superseded by this Agreement and as of the date hereof there are no representations, warranties, understandings or agreements, whether written or oral, express or implied, other than those specifically set forth herein. Except for the shareholders, directors, officers, employees and agents of the Company and the Company Indemnified Parties, to the extent such persons benefit from the provisions set forth herein, there are no third party beneficiaries to this Agreement.

Section 8.5          Further Assurances.  Each of the parties agrees to cooperate fully in the effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

Section 8.6          Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.  In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement and the exhibits and schedules hereto, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 8.8          Exclusive Jurisdiction.  The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in a court located in Dallas County, Texas, which shall be the exclusive jurisdiction and venue of any legal proceedings, and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding.

Section 8.9          Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 8.10        Severability.  If any term or other provision of this Agreement is found to be invalid, illegal, or incapable of being enforced by any rule, Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 8.11        Incorporation of Exhibits.  All exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 8.12        Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13        Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Whenever the word “including” is used in this Agreement, it shall be deemed to mean “including, without limitation,” “including, but not limited to” or other words of similar import such that the items following the word “including” shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

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IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

Company:

DGSE COMPANIES, INC.,
a Nevada corporation

By:	Dr. L. S. Smith
Title:	Chairman & Chief Executive Officer

Purchaser:

NTR METALS, LLC,
a Texas limited liability company

By:	John R. Loftus
Title:	President

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT